SECURED DEMAND PROMISSORY NOTE

             $4,000,000.00                              New York, New York

                                                          December 8, 1992



                       ON DEMAND, the undersigned (the "Borrower") hereby
             promises to pay to the order of Morgan Guaranty Trust Company of New York (the "Bank") the principal amount of Four Million Dollars ($4,000,000) and to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full.

             (Check one)    ___  at the rate of ___________% per annum
                             X   at a fluctuating rate per annum equal to
                                 6% above the Prime Rate (which presently is _____%) in effect from time to time, but subject to any limitations on the rate of interest imposed by applicable law. The term "Prime Rate", as used herein, shall mean the rate of interest publicly announced by the Bank in New
                                 York City form time to time as its Prime
                                 Rate.

                       Interest on the principal amount hereof outstanding
             during each calendar month shall be payable monthly in arrears on the 1st day of each month, and upon payment in full. Principal and interest shall be payable in lawful money of the United States of America at the office of the Bank at 23 Wall Street, New York, New York 10015.

                       To secure payment of this Note, and of any other
             liability or liabilities of the Borrower to the holder hereof, due or to become due, or that may hereafter be contracted or existing, howsoever acquired by the holder, the Borrower has transferred, pledged, given a security interest in and delivered to the Bank the following property:

                  500,000 shares of the Charles Schwab Corporation Stock

             and any deposit or other sums at any time credited by or due from the holder to the Borrower and any securities or other property of the Borrower in the possession of the holder hereafter called "Collateral."

                       In case of a decline in the market value of the
             Collateral or any part thereof, the holder may demand that additional Collateral of quality and value satisfactory to it be delivered, pledged, and transferred to it, and that the



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             Borrower create a security interest in the additionally
             delivered Collateral in favor of the holder.

                       Upon the nonpayment of principal or interest when
             due hereunder, or upon nonpayment of any other liability of the Borrower to the holder when due, or if the holder deems the Collateral to be insufficient by reason of the decline in the market value of any of the Collateral, the holder shall have the rights and remedies provided in the Uniform Commercial Code in force in New York at the date of execution of this Note and in addition to, in substitution for, in modification of, or in conjunction with those rights and remedies provided in the Uniform Commercial Code in force in New York at the date of execution of this Note and in addition to, in substitution for, in modification of, or in conjunction with those rights and remedies, the holder or its agents may, in its discretion, _______, assign and deliver all or any part of the Collateral at any broker's board or at public or private sale ______out notice or advertisement, and __________ become purchasers at any public sale or at any broker's board, and, if notice to the Borrower is required by law, give written notice to the Borrower five days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made by mailing such notice to the address designated by the Borrower with his signature below; and, if the Collateral includes insurance policies with a cash surrender value, securities, instruments, or documents which will be redeemed by the issuer upon surrender, the holder may realize upon such Collateral without notice to the Borrower. The Borrower agrees that the proceeds of the disposition of the Collateral may be applied by the holder to the satisfaction of the liabilities of the Borrower to the holder in any order of preference which the holder, in its sole discretion, chooses, and that the excess, if any, shall be returned to the Borrower, who shall continue liable to the holder for any deficiency remaining with interest thereon. The waiver of any default, or the remedying of any default in a reasonable manner, shall not operate as a waiver of the default remedies or any other prior or subsequent default.

                       The holder shall have no duty with reference to the
             Collateral except to use reasonable care in its custody and preservation, which shall not include any steps necessary to preserve rights against prior parties nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral. The holder may at any time transfer the Collateral to its own name or the name of one of its nominees and may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as the holder in its sole discretion chooses. The holder may remove the Collateral or any part of



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             it from the state or country in which it may at any time be held to any other state or country, and may there deal with it as provided in this Note.

                       If any of the Collateral is released to the
             Borrower, the Borrower agrees to execute whatever financing or other statements and security agreements or trust receipts are required to continue the holder's security interest in the Collateral.

                       If this Note is not paid in full upon demand, the
             Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys' fees.

                       Each and every party to this Note, either as maker,
             endorser, guarantor, accommodation party, or otherwise, hereby waives presentment, notice of dishonor and protest with respect to this Note, and assents to any extension or postponement of the time of payment or other indulgence and to any substitution, exchange or release of Collateral granted or permitted by the holder.

                       Should the Bank negotiate or assign this Note, it
             may deliver the property held as Collateral or any part of it to the transferee, who shall thereupon become the holder and the Bank shall thereafter be fully discharged from any responsibility with respect to that Collateral.

                       The undersigned, if more than one, shall be jointly
             and severally liable hereunder and the term "Borrower" shall mean the undersigned or any one or more of them and their heirs, executors, administrators, successors, or assigns.

                       The Borrower shall have the right, at any time or
             from time to time, without penalty or premium, to repay all or part of the unpaid balance of this Note.

                       This Note shall be governed by and construed in
             accordance with the laws of the State of New York.

                                 Signature
                                           Charles R. Schwab



                                           Helen O. Schwab


                                 Address   [deleted]






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                                        GUARANTY

                       The undersigned (jointly and severally if more than
             one) guarantee(s) the payment of this Note and consent(s) and agree(s) to the terms and conditions of the Note.

                       As security for the performance of this Guaranty,
             the holder is given a security interest in any and all deposits or property of the undersigned now or at time hereafter directly or indirectly in the possession or under the control of the holder.

                       This Guaranty shall be governed by and construed in
             accordance with the laws of the State of New York.




                                                Charles R. Schwab




                                                Helen O. Schwab































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